Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between Ipsidy Inc., a Delaware corporation (the “Company”), and the undersigned purchaser or purchasers (the “Purchaser”, and collectively with other purchasers similarly situated, the “Purchasers”) as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1. Purchase of Securities. Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for a convertible promissory note (“Note”) in an amount equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”). The Note shall be in the form attached as Exhibit A hereto and shall be convertible into shares (“Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) (sometimes the Notes and the Shares are collectively referred to as the “Securities”).  The offering, purchase and sale of the Securities is referred to herein as the “Offering.”

2. Closing.

(a) On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Company a completed and duly executed signature page of this Agreement; and the completed Confidential Purchaser Questionnaire contained in Section 10 hereto.

(b) Immediately following acceptance by the Company of the Purchaser’s Agreement in accordance with subsection (c) below, the Purchaser shall be obligated to deliver funds for the Subscription Amount no later than two (2) business days thereafter. If the Subscription Amount is to be paid by check, the check must be mailed to the Company in time to be received by relevant Closing Date described below. If the Subscription Amount is to be paid by wire transfer, it must be wired in accordance with the instructions set forth in Schedule 2(b).

(c) This Agreement sets forth various representations, warranties, covenants, and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company or the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser. Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto. Upon the Company’s acceptance of the Purchaser’s subscription and receipt of the Subscription Amount, on the applicable Closing Date, the Company shall deliver to the Purchaser a duly executed copy of each of the Agreement and the Note.

(d) Purchases and sales of the Securities shall be initially consummated on or before February __, 2020 (the “Initial Closing Date”) in the amount of at least $500,000, and shall thereafter be additionally consummated in one or more additional purchases and sales, in increments of at least $25,000 (provided that, in its sole discretion and without notice to Purchasers, the Company may accept subscriptions for lesser amounts) (each such consummation, if any, a “Subsequent Closing” occurring on a “Subsequent Closing Date”), with all purchases and sales to be consummated on the earlier to occur of: (i) March 31, 2020 (the “Termination Date”) and (ii) the date determined by the Company to be the “Final Closing Date”, (each of the Initial Closing Date, any Subsequent Closing Date and the Final Closing Date being referred to as a “Closing Date”), provided that the Termination Date may be extended by one 30-day period in the sole discretion of the Company without notice to Purchasers. In the event there is not an initial consummation of at least $500,000 of purchases and sales on or before the Initial Closing Date, the Offering shall be cancelled, unless all of the Purchasers and the Company otherwise agree. The maximum amount of the Offering is $1,700,000.

(e) At the Closing the Company shall secure the execution and delivery of the following additional documents (collectively, the “Related Agreements”):

(i) Consent to the execution of this Agreement and the Related Agreements executed on behalf of the Trustees of the Theodore Stern Revocable Trust, pursuant to the terms of a note issued as of February 1, 2017 in the principal amount of $2,000,000 plus accrued interest (the “Stern Note”), together with a modification of the Stern Note in the form annexed hereto as Exhibit C (the “Stern Modification”). The principal provisions of the Stern Modification are to provide (1) that the $2,000,000 principal of the Stern Note (the “Principal Balance”) will henceforth be due and payable on the same terms as the Note (2) that the interest due under the Stern Note as of the date hereof will remain due and payable on the same terms as exist in the Stern Note prior to modification, save that the maturity shall be extended to the same maturity date as the Note; and (3) that the Principal Balance and interest thereon under the Stern Note shall rank pari passu with the Note and the December 2019 Notes in terms of security and priority in right of repayment.

(ii) Consent to the execution of this Agreement and the Related Agreements executed on behalf of certain investors, pursuant to the terms of notes issued as of December 13, 2019 in the aggregate principal amount of $428,000 plus accrued interest (the “December 2019 Notes”), together with a modification of the December 2019 Notes in the form annexed hereto as Exhibit D (the “December Modification”). The principal provisions of the December Modification are to provide (1) that the principal and interest due under the December 2019 Notes will remain due and payable on the same terms as exist in the December 2019 Notes prior to modification, save that the maturity shall be extended to the same maturity date as the Note; and (2) that the principal and interest under the December 2019 Notes shall rank pari passu with the Note and the Principal Balance of the Stern Note in terms of security and priority in right of repayment.

(iii) A Security Agreement in the form annexed hereto as Exhibit E to be executed by the Company, FIN Holdings, Inc. and ID Solutions, Inc., two of the Company’s Subsidiary companies (the “Security Agreement”). The Security Agreement shall permit sales of assets up to a value of $1,000,000 which may be used for working capital purposes and the Holder will take such steps as may be reasonably necessary to release its security interest and enable such sales in such circumstances. The Security Agreement shall be held in escrow and shall not take effect unless and until the Company shall have received subscriptions for a minimum of $1,500,000 in the aggregate Subscription Amounts of Notes as part of the Offering (“Minimum Subscription Amount”). Upon the closing of such subscriptions which will achieve the Minimum Subscription Amount the Security Agreement shall be duly completed and thereafter all such steps shall be taken as may be required in accordance with its terms in order to perfect the security interests with respect to the secured assets of the Company and its aforementioned subsidiaries.

3. Company Representations and Warranties. The Company hereby represents and warrants that, as of each of the date of this Agreement and the Closing Date applicable to the Purchaser:

(a) Organization, Good Standing and Qualification. The Company is a Delaware corporation. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing. The Company has the necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements, to issue and sell the Notes and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All references in this Section 3 to the Company shall include reference to the Subsidiaries, unless the context otherwise requires

(b) Capitalization; Voting Rights.

(i) The capitalization of the Company is set forth in Schedule 3(b) hereto. Other than as set forth in Schedule 3(b) and shares of common stock reserved for issuance under the Notes being sold pursuant to this Agreement and except as set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), copies of which may be accessed through the SEC at www.sec.gov (the “34 Act Filings”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the issuance of shares of Common Stock of the Company.

(ii) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation, as amended (the “Charter”). When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(c) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Related Agreements has been taken or will be taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by general principles that restrict the availability of equitable remedies.

(d) Liabilities. Except as set forth in the 34 Act Filings, the Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which are not, either in any individual case or in the aggregate, material.

(e) Agreements; Action. Except as set forth in the 34 Act Filings, or as contemplated by the terms of this Agreement or any other agreements to be entered into between the Company and the Purchaser, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may provide for (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 (other than obligations of, or payments to, the Company arising from agreements for the supply of products or services entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from agreements for the supply of products or services entered into in the ordinary course of business), or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services.

(f) Changes. Except as set forth in the 34 Act Filings and Schedule 3(f), since September 30, 2019, there has not been:

(i) Any material change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(ii) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iii) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(iv) Any waiver by the Company of a right deemed valuable by the Company or of a material debt owed to it;

(v) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

(vi) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(g) Title to Properties and Assets; Liens, Etc. Except as set forth in the 34 Act Filings, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.

(h) Intellectual Property.

(i) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company’s knowledge as presently proposed to be conducted without any known infringement of the rights of others.

(ii) The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

(i) Compliance with Other Instruments. The Company is not in violation or default of any material term of the Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.

(j) Litigation. Except as set forth in the 34 Act Filings, there is no action, suit or proceeding pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for any of the foregoing. Except as set forth in the 34 Act Filings, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(k) Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the date hereof, have been paid or will be paid prior to the time they become delinquent.

(l) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.

(m) Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

(n) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company.

(o) Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws. The Company shall notify the SEC in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Offering Materials, including filing a Form D with respect to the Notes, as required under Regulation D and applicable “blue sky” laws if such Notes are offered pursuant to Rule 506 of Regulation D and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and the Common Stock arising on conversion thereof to the Purchasers.

4. Purchaser Acknowledgements and Representations. In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance. The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion. The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of federal, state or foreign securities laws.

(b) Irrevocability. This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company, or is cancelled pursuant to Section 2(d) above.

(c) Binding. This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review. No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities. The Purchaser hereby acknowledges that the Offering has not been reviewed by the SEC nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D promulgated under the Securities Act. The Purchaser understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

(e) Professional Advice; Investment Experience. The Company has made available to the Purchaser, or to the Purchaser’s attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company. The Company has provided answers to all questions concerning the Offering and an investment in the Company. The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser’s professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation. All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser’s financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company. The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities. To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities. The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in Section 5.

(f) Brokers and Finders. No broker-dealer has been engaged in connection with the sale of the Securities, except as disclosed.

(g) Investment Purpose. Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act. Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities. Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

(h) Reliance on Exemptions. Purchaser understands that the Securities have not been registered with the SEC and are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and the information provided in Section 10 in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(i) Restricted Securities. Purchaser understands that the Securities are “restricted securities” under applicable securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or Common Stock underlying the Securities for resale.

(j) Professional Advice. The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(k) Risk of Loss. The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Securities at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities. The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(l) Information. The Purchaser has reviewed the 34 Act Filings including the Risk Factors contained therein and the risk factors which have been separately delivered to the Purchaser by the Company and are attached hereto as Exhibit B. The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise of the future performance of the Company. The Purchaser acknowledges that neither the Company nor anyone acting on the Company’s behalf makes any warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved. The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful. The Purchaser understands that all of the risks associated with the technology are not now known. Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(m) Authorization; Enforcement. The Agreement and each Related Agreement to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(n) Residency. If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Purchaser Questionnaire; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Purchaser Questionnaire.

(o) Communication of Offer. The Purchaser was contacted by the Company or by a financial advisor on its behalf (or on behalf of the Purchaser) with respect to a potential investment in the Securities. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(p) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(q) Organization. If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Agreement and otherwise to carry out its obligations hereunder and thereunder. If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(r) No Other Representations. Other than the representations and warranties contained in the Agreement, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

5. Use of Proceeds. In addition to the other agreements and covenants set forth herein, the Company agrees to use the net proceeds from the Offering for working capital, operations and further development of its identify transaction platform and the Company shall not, directly or indirectly, use such proceeds for any distribution or dividend to any shareholder of the Company, nor to pay any deferred salary to any executive of the Company.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing each of the Securities shall bear a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

(ii) Any legend required to be placed thereon by any appropriate securities commission or commissioner.

(b) Stop-Transfer Notices. The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Conditions to Closing.

(a) Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) The Purchaser shall have complied with Sections 2(a) and (b);

(ii) The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii) The Company shall have received the Consents referenced in Section 2(e).

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b) Conditions to Each Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i) The Company shall have complied with Sections 2(d) and (e);

(ii) The Company shall have received duly executed agreements upon substantially the same terms as this Agreement from Purchasers who are directors of the Company for aggregate Subscription Amounts for Notes of not less than $200,000.

(iii) The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date;

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(v) No event shall have occurred which would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, prospects or operations of the Company.

8. Covenants. The Company hereby covenants with the Purchaser, that for so long as the Notes remain outstanding:

(a) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) consistently applied, reflecting all financial transactions of the Company and its subsidiaries. With respect to Subsidiaries incorporated or formed outside of the United States, which are required to maintain financial records and prepare financial statements under accounting principles other than GAAP, the Company shall cause such Subsidiary to maintain financial records and prepare financial statements under the accounting principles applicable in such Subsidiary’s jurisdiction. The Company shall prepare and file all reports required to be filed with the SEC pursuant to the Exchange Act.

(b) The Company shall not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to indebtedness for money borrowed not in the ordinary course of business for $100,000 or greater, without the consent of a majority in interest by aggregate outstanding principal amount of the holders of the Notes, the Principal Balance of the Stern Note and the December 2019 Notes.

(c) Subject to the achievement of the Minimum Subscription Amount, upon request by a majority in interest by aggregate principal amount of the holders of the Notes (the “Majority Holders”), the Company agrees to take all reasonable actions to provide for the nomination of one designee specified in writing by the Majority Holders for election to the Board of Directors of the Company (the “Nomination Right”) and to recommend such nominee for election to the Board of Directors, provided that the Purchaser acknowledges that the Nomination Right does not constitute a guarantee of election of such nominee to the Board of Directors. The Company shall be entitled to reject any nominee upon reasonable grounds, in which case the Majority Holders may nominate another person to be a director. Such designee shall be subject to and may be required to execute all confidentiality obligations, share dealing codes and other documents and policies relating to insider trading and corporate governance matters, as may be apply to directors of the Company. Such Nomination Right will terminate automatically upon the earliest of (i) a Change of Control Transaction (as defined in the Note), (ii) the admission of the Company to listing on a national securities exchange; and (iii) repayment of the full amount due under the Note.

9. Miscellaneous.

(a) Governing Law & Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each party hereby irrevocably consents to suit in and submits to the exclusive jurisdiction of the Courts, Federal and State, located in the State of New York for the adjudication of any dispute hereunder or in connection herewith.

(b) Entire Agreement; Enforcement of Rights. This Agreement together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent by email or facsimile transmission, addressed as follows:

if to the Company, to it at:

Ipsidy Inc.

670 Long Beach Blvd.

Long Beach, NY 11561

Attention: General Counsel Email: legal@ipsidy.com

Facsimile: 516-274-0573

with a copy to:

Stephen M. Fleming, Esq. Fleming PLLC

30 Wall Street, 8th Floor New York, NY 10005

Email: smf@flemingpllc.com

Facsimile: 516-977-1209

if to the Purchaser, to the Purchaser’s address indicated on the signature page of this Agreement.

All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged. The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h) Third Party Beneficiary. This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(k) Attorneys’ Fees. Each party shall bear their own fees and expenses incurred in the preparation, negotiation and execution of this Agreement and the Related Agreements. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(l) Remedies. All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

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10. Confidential Purchaser Questionnaire.

The purpose of the following information is to assure the Company may rely on the exemptions from the registration requirements of the Securities Act, afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and of any applicable state statutes or regulations.

Please answer every question. Your answers will at all times be kept strictly confidential. However, by signing an Purchaser Questionnaire, you agree that the Company may present such Purchaser Questionnaire to such parties as it deems appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration under Section 4(a)(2) of the Securities Act, Regulation D or any state securities statutes or regulations, or if the contents are relevant to any issue in any action, suit or proceeding to which the Company or any agent of the Company involved in offering the debentures and warrants is a party or by which it is or may be bound. Your investment will not be accepted until the Company determines that you satisfy all of the suitability standards.

(a) The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property, real estate, cash, short-term investments, stock and securities but excluding your principal residence. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the securities.

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000. (describe entity)

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

(b) SUITABILITY (please answer each question)

(i) For an individual Purchaser, please describe your current employment, including the company by which you are employed and its principal business:

(ii) For an individual Purchaser, please describe any college or graduate degrees held by you:

(iii) For all Purchasers, please list types of prior investments:

(iv) For all Purchasers, please state whether you have participated in other private placements before:

YES_______                    NO_______

(v) If your answer to question (iv) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Companies with no, or insignificant, assets and operations
Frequently
Occasionally
Never

(vi) For individual Purchasers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______                    NO_______

(vii) For trust, corporate, partnership and other institutional Purchasers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______                    NO_______

(viii) For all Purchasers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______                    NO_______

(ix) For all Purchasers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______                    NO_______

(x) For all Purchasers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______                    NO_______

(c) MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

Individual Ownership

Community Property

Joint Tenant with Right of Survivorship (both parties must sign)

Partnership

Tenants in Common

Company

Trust

Other

(d) FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

Yes _________                     No __________

If Yes, please describe:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

*If Purchaser is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of FINRA Member Firm

By:
Authorized Officer

Date:

(e) The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Purchaser Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that the Purchaser has carefully reviewed and understands, and voluntarily enters into, this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of __________ __, 2020.

$______________________________________ (the “Subscription Amount”)

Signature	Signature (if purchasing jointly)

Name	Name

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

E-mail address	E-mail address

Facsimile	Facsimile

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

AGREED AND ACCEPTED as of ______________________, 2020.

IPSIDY INC.

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[see attached]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CN-____

Original Issue Date: _____, 2020

Original Conversion Price (subject to adjustment herein): $0.20

Principal Amount

$_______________

15.0% CONVERTIBLE NOTE

DUE 2022

THIS 15.0% CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 15.0% Convertible Notes of Ipsidy Inc., a Delaware corporation, (the “Company”), having its principal place of business at 670 Long Beach Boulevard, Long Beach, New York 11561, designated as its 15.0% Convertible Note due 2022 (this note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), the Principal Amount of $_______________ on February 28, 2022 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder and to pay interest and the Repayment Premium to the Holder on the aggregate unconverted and then outstanding Principal Amount in accordance with the provisions hereof. This Note is subject to the following additional provisions:

1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 90 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors or (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of the following (a) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or (b) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction.

“Conversion” means the conversion of this Note into duly authorized, validly issued, fully paid and non-assessable Shares, in accordance with the terms hereof.

“Conversion Date” shall have the meaning set forth in Section 4(b) or (d).

“Conversion Price” shall have the meaning set forth in Section 4(f).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the Shares issuable upon conversion of this Note in accordance with the terms hereof.

“December 2019 Notes” means those notes issued as of December 13, 2019 to certain holders in the aggregate principal amount of $428,000 plus accrued interest.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Forced Conversion” shall have the meaning set forth in Section 4(b).

“Holder” means the original Person to whom this Note is issued pursuant to the Purchase Agreement, or any transferee of this Note whose name is registered as the Holder on the Note Register.

“Maturity Date” means February 28, 2022.

“Minimum Subscription Amount” means subscriptions for a minimum of $1,500,000 in the aggregate Principal Amount of all Notes issued as part of the Offering.

“Note Register” means the records of the Company regarding registration and transfers of this Note.

“Notice of Conversion” shall have the meaning set forth in Section 4(d).

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Person” means any natural person, or any partnership, trust, corporation or other entity existing under the laws of any jurisdiction.

“Prepayment Notice” shall have the meaning set forth in Section 2(d).

“Principal Balance of the Stern Note” means $2,000,000 of the Principal Amount of the Stern Note and shall include (where applicable in reference to repayment thereof) the amount of the Repayment Premium on such Principal Balance.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of February [●], 2020 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Repayment Premium” means an amount equal to 0.5 times the Principal Amount of this Note which is to be paid to the Holder.

“Requisite Noteholders” means Holders owning outstanding Notes representing in excess of half of the aggregate outstanding Principal Amount of all Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the agreement granting a security interest in the assets of the Company and certain of its Subsidiaries in the form attached to the Purchase Agreement.

“Shares” means shares of the Company’s Common Stock $0.0001 par value.

“Share Delivery Date” shall have the meaning set forth in Section 4(f)(iii).

“Stern Note” means that certain note issued as of February 1, 2017 to the Trustees of the Theodore Stern Revocable Trust, in the outstanding principal amount of $2,000,000 plus accrued interest.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Trading Day” means a day on which the principal trading market for the Shares is open for trading.

“VWAP” means, for Shares as of any date, the dollar volume-weighted average price for such security on the principal market on which the Shares are traded during each Trading Day as reported by OTC Markets Group Inc., or as reported by Bloomberg if the Shares are traded on a national market.

2. Interest; Repayment Premium; Prepayment.

a) Payment of Interest in Cash or Shares. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of 15.0% per annum payable on the Maturity Date, or upon an earlier repayment date or Conversion Date, in cash or, at the Holder’s option, (if interest is to be converted separately from the Principal Amount) in duly authorized, validly issued, fully paid and non-assessable Shares at a price equal to the VWAP of the Shares during the 20 Trading Days immediately prior to payment, or a combination thereof. If so requested the Company shall issue the Shares to Holder in accordance with the conversion procedures set forth in Section 4 below.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment or conversion in full of the outstanding Principal Amount, together with all accrued and unpaid interest. Interest shall cease to accrue with effect from the Conversion Date, with respect to any Principal Amount or part thereof converted, provided that the Company actually delivers the Conversion Shares.

c) Repayment Premium. Upon repayment on the Maturity Date, or at any earlier time when repayment is required, or permitted hereunder, including upon a default hereunder, as well as upon conversion the Company shall in addition to the Principal Amount pay to the Holder an amount equal to the Repayment Premium calculated on the aggregate unconverted and then outstanding Principal Amount under this Note.

d) Prepayment. The Company shall have the option at any time to pre-pay all or a portion of the remaining outstanding principal and interest amount of this Note in cash. If only a portion of the Notes are pre-paid, such pre-payment will be made on a pro-rata basis to all Holders of Notes, the Principal Balance of the Stern Note and the December 2019 Notes. If the Company wishes to prepay this Note it shall first give not less than ten (10) business days’ notice to the Holder (“Prepayment Notice”) of its intention to do so and the Holder shall have the right to convert the Note pursuant to Section 4(a) prior to such prepayment. Upon any prepayment the Company shall in addition to the Principal Amount pay to the Holder an amount equal to the sum of (i) the Repayment Premium; and (ii) interest on the Principal Amount for a minimum period of twelve (12) months from the Original Issuance Date, or if the prepayment Notice is given more than twelve (12) months from the Original Issuance Date, then the interest accrued through the date of prepayment.

3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. Conversion.

a) Voluntary Conversion. At any time until the Principal Amount is paid in full, this Note shall be convertible at the option of the Holder, in whole or in part, at any time and from time to time into that number of Conversion Shares as is determined in accordance with this Section.

b) Forced Conversion. Notwithstanding anything herein to the contrary, if not less than twelve (12) months after the Original Issue Date, the VWAP of the Shares for any twenty (20) day period is not less than 1.5 times the Conversion Price, the Company may give notice to the Holder to convert this Note, whereupon this Note shall be automatically converted into that number of Conversion Shares as is determined in accordance with this Section, on the date specified in the notice (“Conversion Date”). Such notice (“Company Notice of Conversion”) shall apply to the entire outstanding Principal Amount, together with the associated

c) Change of Control Transaction. In the event of a Change of Control Transaction prior to the conversion or the repayment of this Note, at the closing of such Change of Control, the Holder may elect that either: (i) the Company will pay the holder of such Note an amount equal to the sum of (x) all accrued and unpaid interest due on this Note; (y) the Principal Amount; and (z) the Repayment Premium; or (ii) such Note will convert into that number of Conversion Shares as is determined in accordance with this Section.

d) Notice of Conversion. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount to be converted and the date on which such conversion shall be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.

e) Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the amount converted. The Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount may be less than the amount stated on the face hereof.

f) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.20, subject to adjustment herein pursuant to Section 6 (the “Conversion Price”).

g) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the aggregate of the outstanding Principal Amount, the Repayment Premium and all accrued but unpaid interest to be converted by (y) the Conversion Price.

ii. Surrender of Note. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date.

iii. Delivery of Shares Upon Conversion. Not later than ten (10) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a book entry statement representing the Conversion Shares, together with any Shares representing the payment of accrued interest and a bank check or electronic payment in the amount of accrued and unpaid interest (if the Holder has elected to receive any accrued interest in cash). Provided, however, if the Conversion Date is on or after the six month anniversary of the Original Issue Date and if the Conversion Shares or interest Shares shall be free of trading restrictions (other than those which may then be required by the Purchase Agreement) the Company may deliver any Shares required to be delivered by the Company under this Section 4(f) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iv. Failure to Deliver Shares. If, in the case of any Notice of Conversion or Company Notice of Conversion, such Shares are not delivered to or as directed by the Holder by the Share Delivery Date (provided the Holder gave accurate delivery instructions), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company any Shares issued to such Holder pursuant to the rescinded Conversion Notice but received by the Holder after such rescission.

v. Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the conversion of this Note. As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Share.

vi. Transfer Taxes and Expenses. The issuance of Conversion Shares shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

5. Security; Priority.

a) Security. To the extent that the aggregate original Principal Amount of all Notes is equal to or greater than the Minimum Subscription Amount, and the Security Agreement becomes effective in accordance with its terms, this Note shall be a secured obligation of the Company, pursuant to the Security Agreement. Unless and until the Security Agreement becomes effective this Note is a general unsecured obligation of the Company and ranks pari passu with all other unsecured indebtedness of the Company.

b) Priority - The Notes This Note ranks pari passu in right of payment with all other Notes issued in the same series known as 15.0% Convertible Notes due 2022.

c) Priority – Stern Note and December 2019 Notes. This Note and the Notes rank pari passu in right of payment with the Principal Balance of the Stern Note and the December 2019 Notes. For the avoidance of doubt, if the Company exercises its option to pre-pay all or part of the Notes hereunder it shall also pre-pay all or part of the Principal Balance of the Stern Note and the December 2019 Notes on a pro rata basis.

6. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Shares, (ii) subdivides outstanding Shares into a larger number of Shares, (iii) combines (including by way of a reverse stock split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 6 shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding any treasury shares of the Company) issued and outstanding.

c) Notice to the Holder; Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

7. Amendment. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of the Purchase Agreement or the Notes may be amended and the observance of any term of the Purchase Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 7 will be binding upon each party to a Purchase Agreement and each Holder of this Note and all Notes then outstanding and each future holder of all such Notes.

8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events:

i. any default in the payment of (A) the Principal Amount of any Note or (B) interest thereon or (C) the Repayment Premium as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, is not cured within 5 Business Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes or the Purchase Agreement (other than a breach by the Company of its obligations to deliver Shares to the Holder upon conversion, which breach is addressed in Section 4(g)(iv) above) which failure is not cured, if possible to cure, within 5 Business Days after notice of such failure is sent by the Holder or by any other Holder to the Company;

iii. any representation or warranty made in this Note or the Purchase Agreement, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. the Company shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under (1) The Purchase Agreement; (2) The Stern Note; (3) the December 2019 Notes; or (4) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $1,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs and such Event of Default is not cured within five (5) Business Days of the Company learning of such Event of Default, the outstanding Principal Amount, plus accrued but unpaid interest through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

9. Miscellaneous.

a) Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent by email or facsimile transmission, addressed as follows:

if to the Company, to it at:

Ipsidy Inc.

670 Long Beach Blvd.

Long Beach, NY 11561

Attention: General Counsel Email: legal@ipsidy.com

Facsimile: 516-274-0573

with a copy to:

Stephen M. Fleming, Esq. Fleming PLLC

30 Wall Street, 8th Floor New York, NY 10005

Email: smf@flemingpllc.com

Facsimile: 516-977-1209

if to the Holder, to the Holder’s address indicated in the Note Register.

All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably consents to suit in and submits to the exclusive jurisdiction of the Courts, Federal and State, located in the State of New York for the adjudication of any dispute hereunder or in connection herewith. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Remedies, and Information.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

IPSIDY INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 15.0% Convertible Note due 2022 of Ipsidy Inc., a Delaware corporation (the “Company”), into Shares (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Shares.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no
If yes, $____________ of Interest to be paid in Common Stock.

Number of Shares to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: ______________________
Account No: _____________________

Schedule 1

CONVERSION SCHEDULE

The 15.0% Convertible Notes due 2022 in the aggregate principal amount of $____________ are issued by Ipsidy Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

EXHIBIT B

RISK FACTORS

[see attached]

Exhibit B

In connection with that certain Securities Purchase Agreement (“SPA”) to be entered between Ipsidy Inc. and yourself pertaining to the private offering consisting of 15% Convertible Notes Due 2022 pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, below are the Risk Factors applicable to the business, the securities of the Company and this Offering in addition to the Risk Factors set forth in the 34 Act Filings. All terms not defined herein shall have the meaning as set forth in the SPA.

Risks Relating to Our Business

We have a history of losses and we may not be able to achieve profitability going forward.

We have an accumulated deficit of approximately $76.4 million as of December 31, 2018 and approximately $83.2 million as of September 30, 2019 and incurred an operating loss of approximately $9.3 million for the year ended December 31, 2018 and approximately $6.5 million for the nine months ended September 30, 2019. We have had net losses in most of our quarters since our inception. We expect that we will continue to incur net losses in 2019. We may incur losses in the future for a number of reasons, including the other risks described in the 34 Act Filings, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability. Our management is developing plans and executing certain programs to alleviate the negative trends and conditions described above, however there is no guarantee that such plans will be successfully implemented. Our ability to curtail our operating losses or generate a profit may be further impacted by the fact that our business plan is largely unproven. There is no assurance that even if we successfully implement our business plan, that we will be able to curtail our losses. If we incur significant additional operating losses, our stock price may decline, perhaps significantly and the Company will need to raise substantial additional capital in order to be able to continue to operate, which will dilute the existing stockholders and such dilution may be significant. Additional capital may not be available on terms acceptable to the Company, or at all.

We have yet to achieve positive cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

We have had negative cash flow from operating activities of approximately $6.0 million and approximately $6.5 million for the years ended December 31, 2018 and 2017, respectively. We have had negative cash flow from operating activities of approximately $5.0 million and approximately $4.1 million for the nine months ended September 30, 2019 and 2018, respectively. We anticipate that we will continue to have negative cash flows from operating activities for the foreseeable future as we expect to incur increased research and development, sales and marketing, and general and administrative expenses. Our business will require significant amounts of working capital to support our growth, particularly as we seek to introduce our new offered products. An inability to generate positive cash flow from operations may adversely affect our ability to raise needed capital for our business on reasonable terms, if at all. It may also diminish supplier or customer willingness to enter into transactions with us, and have other adverse effects that may impact our long-term viability. There can be no assurance we will achieve positive cash flows in the foreseeable future.

We need access to additional financing in the current quarter, which may not be available to us on acceptable terms, or at all. If we cannot access additional financing when we need it and on acceptable terms, our business, prospects, financial condition, operating results and ability to continue as a going concern will be adversely affected.

Our growth-oriented business plan to offer products to our customers will require continued capital investment. Our research and development activities will require continued investment. We raised $3.5 million and $9.6 million in 2019 and 2018, respectively, through equity financing at varying terms. In order to implement and grow our operations through December 31, 2020 and achieve an expected annual revenue stream from the introduction of new products which commenced in 2018 and 2019 and as we expect to continue in 2020 as contemplated in our current business plan, we expect that we will need to raise approximately $7.5 to 10 million. During 2020 and thereafter, we may sell equity, debt or convertible debt securities as part of a private placement, registered offering or such other vehicle available to us. The Company filed a Form S-1 Registration Statement with the SEC registering the Shares sold in the June 2019 offering. As part of this Form S-1 Registration Statement, we registered shares of common stock providing the Company with flexibility to sell registered shares of common stock as outlined in such registration statement if required as part of future fund raising efforts. There is no guarantee that our current business plan will not change, and as a result of such change, that we will need additional capital to implement such business plan. Further, assuming we achieve our expected growth plan, of which there is no guarantee, we will need additional capital to implement growth beyond our current business plan.

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have been an emerging growth company since beginning operations. We have a limited operating history and have generated limited revenue. As we look to further expand our existing products it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

There can be no assurance that we will successfully commercialize our products that are currently in development or that our existing products will sustain market acceptance.

There is no assurance that we will ever successfully commercialize our platform and related solutions that are under development or that we will experience market reception for our products in development or increased market reception for our existing products. Although our acquisitions have generated revenue, there is no guarantee that we will be able to successfully implement our new products utilizing the acquired technology, products, and customer base. There is no assurance that our existing products or solutions will achieve market acceptance or that our new products or solutions will achieve market acceptance. Further, there can be no guarantee that we will not lose business to our existing or potential new competitors.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Philip D. Beck, CEO, as well as certain other members of the current management team and in 2017 we entered into new employment retention agreements with certain senior executives, including Mr. Beck and certain members of the management team in order to incentivize them and retain their services. The loss of key management, engineering employees or third party contractors could have a material and adverse effect on our business operations. Additionally, the success of our operations will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for our company. If we are successful in attracting and retaining such individuals, it is likely that our payroll costs and related expenses will increase significantly and that there will be additional dilution to existing stockholders as a result of equity incentives that may need to be issued to such management personnel. Our inability to attract and retain key personnel may materially and adversely affect our business operations. Any failure by our management to effectively anticipate, implement, and manage personnel required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.

Acquisitions present many risks that could have a material adverse effect on our business and results of operations.

Since 2013, we have closed various acquisitions. We may also pursue select acquisitions in the future. The success of our future growth strategy will depend on our ability to integrate our existing operations together with the operations of our acquisitions that we have closed to date as well as any future acquisition of which none are planned at this date. Integrating the operations of our existing operations with our past or future acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of our shares may decline as a result. Realizing the benefits of our past or future acquisition will depend in part on the integration of intellectual property, products, operations, personnel and sales force and the completion of assignments of current and past contracts and rights. These integration activities are complex and time - consuming, and we may encounter unexpected difficulties or incur unexpected costs. We may not successfully integrate the operations of our existing operations, and may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the acquisition to the extent, or in the timeframe, anticipated. In addition to the integration risks, we could face numerous other risks, including, but not limited to, the following:

●	diversion of our management’s attention from normal daily operations of our business;
●	our inability to maintain the key business relationships and the reputations of the businesses we acquire;
●	increased costs related to acquired operations and continuing support and development of acquired products;
●	our responsibility for the liabilities of the businesses we acquire;
●	changes in how we are required to account for our acquisitions under accounting principles generally accepted in U.S.;
●	our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses; and
●	potential loss of key employees of the companies we acquire.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or concurrent acquisitions.

The market for our products is characterized by changing technology, requirements, standards and products, and we may be adversely affected if we do not respond promptly and effectively to these changes.

The market for our payment processing and identity management products is characterized by evolving technologies, changing industry standards, changing political and regulatory environments, frequent new product introductions and rapid changes in customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and product features that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers. In the future:

●	we may not be successful in developing and marketing new products or product features that respond to technological change or evolving industry standards;
●	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products and features; or
●	our new products and product features may not adequately meet the requirements of the marketplace and achieve market acceptance.

If we are unable to respond promptly and effectively to changing technologies and market requirements, we will be unable to compete effectively in the future.

There can be no assurance that we will successfully identify new product opportunities and develop and bring new products to market in a timely manner, or that the products and technologies developed by others will not render our products or technologies obsolete or noncompetitive. The failure of our new product development efforts could have a material adverse effect on our business, results of operations and future growth.

If our technology and solutions cease to be adopted and used by government and public and private organizations, we may lose some of our existing customers and our operations will be negatively affected.

Our ability to grow depends significantly on whether governmental and public and private organizations adopt our technology and solutions as part of their new standards and whether we will be able to leverage our expertise in governmental solutions into commercial solutions. If these organizations do not adopt our technology, we may not be able to penetrate some of the new markets we are targeting, or we may lose some of our existing customer base.

In order for us to achieve our growth objectives, our identity management technologies and solutions must be adapted to and adopted in a variety of areas including, among others, physical access control, computer access control, biometric fingerprint matching and identity card issuance and verification. Further, our payment processing technologies and solutions will need to be adopted by financial institutions, merchants and consumers.

We cannot accurately predict the future growth rate, if any, or the ultimate size of these markets. The growth of the market for our products and services depends on a number of factors such as the cost, performance and reliability of our products and services compared to the products and services of our competitors, customer perception of the benefits of our products and solutions, public perception of the intrusiveness of these solutions and the manner in which organizations use the information collected, customer satisfaction with our products and services and marketing efforts and publicity for our products and services. Our products and services may not adequately address market requirements and may not gain wide market acceptance. If our solutions or our products and services do not gain wide market acceptance, our business and our financial results will suffer.

We have sought in the past and will seek in the future to enter into contracts with governments, as well as state and local governmental agencies and municipalities, which subjects us to certain risks associated with such types of contracts.

Most contracts with governments or with state or local agencies or municipalities, or Governmental Contracts, are awarded through a competitive bidding process, and some of the business that we expect to seek in the future will likely be subject to a competitive bidding process. Competitive bidding presents a number of risks, including:

●	the frequent need to compete against companies or teams of companies with more financial and marketing resources and more experience than we have in bidding on and performing major contracts;
●	the substantial cost and managerial time and effort necessary to prepare bids and proposals for contracts that may not be awarded to us;
●	the need to accurately estimate the resources and cost structure that will be required to service any fixed-price contract that we are awarded; and
●	the expense and delay that may arise if our competitors protest or challenge new contract awards made to us pursuant to competitive bidding or subsequent contract modifications, and the risk that any of these protests or challenges could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

We may not be afforded the opportunity in the future to bid on contracts that are held by other companies and are scheduled to expire, if the governments, or the applicable state or local agency or municipality determines to extend the existing contract. If we are unable to win particular contracts that are awarded through the competitive bidding process, we may not be able to operate in the market for the products and services that are provided under those contracts for a number of years. If we are unable to win new contract awards or retain those contracts, if any, that we are awarded over any extended period, our business, prospects, financial condition and results of operations will be adversely affected.

In addition, Governmental Contracts subject us to risks associated with public budgetary restrictions and uncertainties, actual contracts that are less than awarded contract amounts, the requirement for posting a performance bond and the related cost and cancellation at any time at the option of the governmental agency. Any failure to comply with the terms of any Governmental Contracts could result in substantial civil and criminal fines and penalties, as well as suspension from future contracts for a significant period of time, any of which could adversely affect our business by requiring us to pay significant fines and penalties or prevent us from earning revenues from Governmental Contracts during the suspension period. Cancellation of any one of our major Governmental Contracts could have a material adverse effect on our financial condition.

Governments may be in a position to obtain greater rights with respect to our intellectual property than we would grant to other entities. Governmental agencies also have the power, based on financial difficulties or investigations of their contractors, to deem contractors unsuitable for new contract awards. Because we will engage in the government contracting business, we will be subject to additional regulatory and legal compliance requirements, as well as audits, and may be subject to investigation, by governmental entities. Compliance with such additional regulatory requirements are likely to result in additional operational costs in performing such Governmental Contracts which may impact our profitability. Failure to comply with the terms of any Governmental Contract could result in substantial civil and criminal fines and penalties, as well as suspension from future contracts for a significant period of time, any of which could adversely affect our business by requiring us to pay the fines and penalties and prohibiting us from earning revenues from Governmental Contracts during the suspension period.

Furthermore, governmental programs can experience delays or cancellation of funding and suspension of appropriations for example as occurred with the recent partial United States government , which can be unpredictable; this may make it difficult to forecast our revenues on a quarter-by-quarter basis.

We rely in part on third-party software to develop and provide our solutions.

We rely in part on software licensed from third parties to develop and offer some of our solutions. Any loss of the right to use any such software or other intellectual property required for the development and maintenance of our solutions, or any defects or other issues with such software could result in problems or delays in the provision of our solutions until equivalent technology is either developed by us, or, if available from others, is identified, obtained, and integrated, which could harm our business.

We have historically depended upon a small number of large system sales ranging from $100,000 to $2,000,000 and we may fail to achieve one or more large system sales in the future, or fail to successfully transition to new products generating recurring revenues.

Historically, we have derived a substantial portion of our revenues from a small number of sales of large, relatively expensive systems, typically ranging in price from $100,000 to $2,000,000. If we fail to receive orders for these large systems in a given sales cycle on a consistent basis, our business could be significantly harmed. We are trying to reduce such dependence by developing a range of products and solutions, which are in a lower price range and intended to generate recurring revenue from a large number of customers. The Company has invested heavily in developing and launching such products but there is no guarantee that such efforts will be successful and that a satisfactory return on such investment will be achieved. Further, our quarterly results are difficult to predict because we cannot predict in which quarter, if any, large system sales will occur in a given year, nor when (if at all), or at what rate the ramp in sales of new products will occur. As a result, we believe that quarter-to-quarter comparisons of our results of operations are not a good indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts and investors, in which case the market price of our Common Stock may decrease significantly.

Our efforts to expand our international operations are subject to a number of risks, any of which could adversely reduce our future international sales and increase our losses.

Most of our revenues to date are attributable to sales and business operations in jurisdictions other than the United States. Our international operations could be subject to a number of risks, any of which could adversely affect our future international sales and operating results, including:

●	trade restrictions;
●	export duties and tariffs;
●	export regulations or restrictions including sanctions;
●	uncertain political, regulatory and economic developments;
●	labor and social unrest;
●	inability to protect our intellectual property rights;
●	highly aggressive competitors;
●	currency issues, including currency exchange risk;
●	difficulties in staffing, managing and supporting foreign operations;
●	longer payment cycles; and
●	increased collection risks;

Negative developments in any of these areas in one or more countries could result in a reduction in demand for our products, the cancellation or delay of orders already placed, difficulty in collecting receivables, and a higher cost of doing business, any of which could adversely affect our business, results of operations or financial condition.

We are exposed to risks in operating in foreign markets, which may make operating in those markets difficult and thereby force us to curtail our business operations.

In conducting our business in foreign countries, we are subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. Risks inherent to operating in other countries range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by us in their countries into U.S. dollars or other currencies, or to take those dollars or other currencies out of those countries.

It is possible that countries in which we do or intend to do business, or companies and their principals become subject to sanctions under U.S. law. This would prevent us from doing business with those countries or with those entities or individuals. The Company could be exposed to fines and penalties in the event of breach any applicable sanctions legislation or orders. In addition, the Company might be required to suspend or terminate existing contracts in order to comply with such sanctions legislation or orders, which would adversely impact our future revenues and cashflows.

Additionally, we are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws in the United States and elsewhere that prohibit improper payments or offers of payments to foreign governments and their officials and political parties for the purpose of obtaining or retaining business. We have operations in and deal with governments and officials in foreign countries. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, contractors or customers that could be in violation of various laws, including the FCPA, even though these parties are not always subject to our control. We have implemented safeguards to discourage these practices by our employees, consultants and customers. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, contractors or customers may engage in conduct for which we might be held responsible. Violations of the FCPA or similar laws may result in severe criminal or civil sanctions and we may be subject to other liabilities, which could adversely affect our business, financial condition and results of operations.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses and other means of unauthorized access. While we maintain insurance coverage for some of these events, the potential liabilities associated with these events could exceed the insurance coverage we maintain. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents that we are aware of which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

For us to further penetrate the marketplace, the marketplace must be confident that we provide effective security protection for national and other secured identification documents and cards and other personally identifiable information or protected personal information, or PII. Although we are not aware that we have experienced any act of sabotage or unauthorized access by a third party of our software or technology to date, if an actual or perceived breach of security occurs in our internal systems or those of our customers, regardless of whether we caused the breach, it could adversely affect the market’s perception of our products and services. This could cause us to lose customers, resellers, alliance partners or other business partners, thereby causing our revenues to decline. If we or our customers were to experience a breach of our internal systems, our business could be severely harmed by adversely affecting the market’s perception of our products and services.

Interruptions, delays in service or defects in our systems could impair the delivery of our services and harm our business.

We depend on the efficient and uninterrupted operation of our computer network systems, software, telecommunications networks, and processing centers, as well as the systems and services of third parties, in order to provide services to our customers. Almost all of our network systems are hosted “in the cloud” by internationally recognized third party service providers such as Amazon Web Services and Microsoft Azure. Our systems and data centers are vulnerable to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, terrorist acts, war, unauthorized entry, human error, and computer viruses or other defects. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. We have security, backup and recovery systems in place, and we are in the process of implementing business continuity plans that will be designed to ensure our systems will not be inoperable. However, there is still a risk that a system outage or data loss may occur which would not only damage our reputation but could also require the payment of penalties or damages to our clients if our systems do not meet certain operating standards. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of sabotage or terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our service. Our property and business interruption insurance may not be applicable or adequate to compensate us for all losses or failures that may occur.

Any damage to, failure of, or defects, bugs or errors in our systems or those of third parties, errors or delays in the processing of payment or other transactions, telecommunications failures or other difficulties could result in loss of revenue, loss of customers, loss of customer and consumer data, harm to our business or reputation, exposure to fraud losses or other liabilities, negative publicity, additional operating and development costs, and diversion of technical and other resources.

Third parties could obtain access to our proprietary information or could independently develop similar technologies.

Despite the precautions we take, third parties may copy or obtain and use our technologies, ideas, know-how and other proprietary information without authorization or may independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between us and most of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. If we are not able to successfully defend our industrial or intellectual property rights, we may lose rights to technologies that we need to develop our business, which may cause us to lose potential revenues, or we may be required to pay significant license fees for the use of such technologies. To date, we have relied primarily on a combination of patents, trade secret and copyright laws, as well as nondisclosure and other contractual restrictions on copying, reverse engineering and distribution to protect our proprietary technology.

Our current patents and any patents that we may register in the future may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could be successful in challenging any issued patents or, alternatively, could develop similar or more advantageous technologies on their own or design around our patents. Any inability to protect intellectual property rights in our technology could enable third parties to compete more effectively with us.

In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. Our means of protecting our intellectual property rights in the United States or any other country in which we operate may not be adequate to fully protect our intellectual property rights.

Third parties may assert that we are infringing their intellectual property rights; IP litigation could require us to incur substantial costs even when our efforts are successful.

We may face intellectual property litigation, which could be costly, harm our reputation, limit our ability to sell our products, force us to modify our products or obtain appropriate licenses, and divert the attention of management and technical personnel. Our products employ technology that may infringe on the proprietary rights of others, and, as a result, we could become liable for significant damages and suffer other harm to our business.

We have not been subject to material intellectual property litigation to date. Litigation may be necessary in the future to enforce any patents we have or may obtain and/or any other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity, and we may not prevail in any such future litigation. Litigation, whether or not determined in our favor or settled, could be costly, could harm our reputation and could divert the efforts and attention of our management and technical personnel from normal business operations. In addition, adverse determinations in litigation could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, prevent us from licensing our technology or selling or manufacturing our products, or require us to expend significant resources to modify our products or attempt to develop non-infringing technology, any of which could seriously harm our business.

Our products may contain technology provided to us by third parties. Because we did not develop such technology ourselves, we may have little or no ability to determine in advance whether such technology infringes the intellectual property rights of any other party. Our suppliers and licensors may not be required to indemnify us in the event that a claim of infringement is asserted against us, or they may be required to indemnify us only with respect to intellectual property infringement claims in certain jurisdictions, and/or only up to a maximum amount, above which we would be responsible for any further costs or damages. In addition, we have indemnification obligations to certain parties with respect to any infringement of third-party patents and intellectual property rights by our products. If litigation were to be filed against these parties in connection with our technology, we would be required to defend and indemnify such parties.

Our officers and directors beneficially own a significant portion of our common stock and, as a result, can exert substantial influence over stockholder and corporate actions.

Our officers and directors of the Company currently beneficially own approximately 13.3% of our outstanding common stock, and 19.6% on a fully diluted basis assuming the exercise of both vested and unvested options as well as warrants. As such, they have a substantial influence over most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

We face competition. Some of our competitors have greater financial or other resources, longer operating histories and greater name recognition than we do and one or more of these competitors could use their greater resources and/or name recognition to gain market share at our expense or could make it very difficult for us to establish market share.

The Company has created an identity transaction platform allowing it to onboard customers who wish to deploy Ipsidy’s services and solutions in order to know with biometric certainty who is engaging with them. Ipsidy’s solutions include the ability to verify the identity of a user, via remote identity proofing, then provide physical and digital access, as well as transaction and device authentication, all digitally signed by the user using their identity. The Company’s platform utilizes commodity, consumer grade tablets for customer deployment with users engaging the platform via a corresponding Android or iOS smartphone app.

The Company also offers certain payment processing solutions and smart card products manufacturing and printing. The industry sectors in which these products compete are characterized by rapid change and new entrants. The Company will need to consistently develop and improve its products in order to remain competitive.

In reviewing the competitors that exist for the Company’s current and planned products and platform services relating to biometric identity solutions, the Company considers a number of factors. Ipsidy’s platform approach offers an Identity as a Service (IDaaS) approach which seeks to combine a number of different elements into a single platform. Ipsidy believes that its full stack platform is exceptional in that it provides a combination of SaaS based identity verification and identification services which cover both physical and digital identity access use cases. The competitive landscape includes several companies that mainly address only one or other area, with some addressing multiple areas independently. However, it is believed that some companies are attempting to create combined identity offerings, similar to Ipsidy’s.

In looking at our competition, the Company does not consider providers who do not offer a consumer application solution for smartphones, such as the Ipsidy App. Neither do we consider competitors, which are major conglomerates with vertically integrated cybersecurity companies, due to the vast array of services which they offer. Furthermore, some of the competitors which do offer solutions for both digital and physical use cases, are major legacy providers offering hardware heavy solutions principally for governmental users. These include IDEMIA, Gemalto and Supercom. This is in contrast to Ipsidy’s approach which is based on offering apps which are usable on mobile devices with minimal hardware requirements. Furthermore, our identity solutions are designed to address the requirements of private, commercial and governmental uses for enrolled users.

To further analyze the competitive landscape, the market must be segmented into authentication solution vendors and biometric identification & verification solution providers. Major competitors offering solutions in both areas include IDEMIA, Gemalto, ID.ME, HID Global, Yoti and Aware. Major competitors offering only authentication, include Twillio/Authy, HYPR, Datacard, Duo, Daon, and Trusona. Companies offering only biometric identification & verification include NEC, Imageware, Element, and Veridium.

The Ipsidy identity transaction platform is based on a patent-pending methodology, which combines digital signature authentication and biometric identity verification into a single out-of-band transaction. This provides functionality for our customers to have real-time control over their electronic transactions and every-day events through a mobile application, with a detailed audit trail created for each event, containing the digitally signed transaction details and biometric identity of the user. This patent-pending approach of combining transaction details and identity into a single, digitally signed message could allow the Ipsidy platform to be a complimentary solution to many of its competitors and hence differentiate itself in the market.

Companies that focused on offerings for ID proofing, include Jumio and Mitek. Companies that provide a single solution may be seeking to combine with authentication and biometric verification technology providers to expand their ID proofing solutions’ capabilities. The Ipsidy platform now offers its own identity proofing service for use in digital onboarding solutions, in conjunction with our biometric authentication and verification solutions.

Another aspect of the competitive landscape for platform service arises from market demand for SaaS based identity services that are both high assurance and low friction. This combination is the ideal balance that Ipsidy and its competitors are trying to achieve. Companies that are believed to be competing with Ipsidy with their offerings today are Callsign, Gemalto, Danal (acquired by Boku in 2018), Datacard/Entrust, and IDEMIA (Formerly Morpho and Obertur).

With respect to SaaS based services for physical identity access management, the competitive landscape for Ipsidy also includes companies such as HID Global, NEC, and IDEMIA. All of these companies offer a broad range of solutions from complete biometric access control systems to complex biometric e-gate and passenger flow management solutions. Ipsidy’s offering focuses on the SaaS based biometric identity solutions portion of this market, using mobile apps but also offers API integration with hardware suppliers to create competitive solutions.

There are new entrants into each of these markets continually. Each competitor may have a different offering or approach to solve similar problems, which overlap with those of the Company. Some competitors also include manufacturers who provide systems, or platform solutions to third party operators and, therefore, do not directly compete with the Company, which operates its own systems. Additional information on the Company’s competition may be found in the Ipsidy Inc. Slide Presentation, which is the Exhibit to the Current Report on Form 8-K furnished to the SEC on October 16, 2019.

The Cards Plus business faces competition both locally in South Africa and internationally. China has become a source of imports of card products at highly competitive pricing and some local suppliers are reliant on Chinese card manufacturers. Local competitors include Card Technology Services, Easy Card and Open Gate, Cardz Group and XH Smart Technology (Africa). That said, we believe that we are the only significant manufacturer in South Africa using digital print technology.

The payment processing industry has many competitors who provide gateway services, closed loop end-to-end solutions, payment processing, peer-to-peer payments and bill payments. As these types of services are usually supplied by regional or country specific companies, the following summary of this competitive landscape, is focused on those countries or regions the Company is actively pursuing business in today. In Colombia and elsewhere in Latin America where the Company is focused, major competitors include PayU, Credibanco, Redeban, Mercado Pago, Nequi, and QPagos. Some of these companies may on the other hand be potential customers for our identify transaction platform and biometric authentication services. Companies in this region that also compete in those sectors include Veritran, Certicamaras, Olimpia IT, Evertec-Processa and Indra.

The resources available to our competitors to develop new products and introduce them into the marketplace exceed the resources currently available to us. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time that we can. This intense competitive environment may require us to make changes in our products, pricing, licensing, services, distribution, or marketing to develop a market position. Each of these competitors has the potential to capture market share in our target markets which could have an adverse effect on our position in our industry and on our business and operating results.

Government regulation could negatively impact the business.

We do not have or require any approval from government authorities or agencies in order to operate our regular business and operations. However, data protection legislation in various countries in which the Company does or intends to do business (including Columbia, Peru, UAE and the United Kingdom) may require it to register its databases with governmental authorities in those countries and to comply with additional disclosure and consent requirements with regard to the collection, storage and use of personal information of individuals resident in those countries. To the extent that our business is based on Governmental Contracts, the relevant government authorities will need to approve us as a supplier and the terms of those contracts. However, it is possible that any proposed expansion to our business and operations in the future would require government approvals. Due to the security applications and biometric technology associated with our products and platforms the activities and operations of our company are, or could become subject to license restrictions and other regulations, such as (without limitation) export controls and other security regulation by government agencies. Expansion of our activities in payment processing may in due course require government licensing in different jurisdictions and may subject us to additional regulation and oversight. Aspects of payment processing and related financial services are already subject to legislation and regulations in various jurisdictions. As indicated, “We are exposed to risks in operating in foreign markets” above, the imposition of sanctions on particular countries, entities or individuals would prevent us from doing business with such countries, entities or individuals. If our existing and proposed products become subject to licensing, export control and other regulations, we may incur increased costs necessary to comply with existing and newly adopted or amended laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations (and amendments thereto) relating to our business or industry.

Some states in the United States have adopted legislation governing the collection, use of, and storage of biometric information and other states are considering such legislation. The widespread adoption of such legislation could result in restrictions on our current or proposed business activities or we may incur increased costs to comply with such regulations.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted on the OTC market and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile and thinly traded. The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or, if developed, be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

Our stock is considered a penny stock and any investment in our stock will be considered a high-risk investment and subject to restrictions on marketability.

The trading price of our common stock is below $5.00 per share. If the price of the common stock is below such level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could impact the liquidity of our common stock.

Our business is subject to changing regulations regarding corporate governance, disclosure controls, internal control over financial reporting and other compliance areas that will increase both our costs and the risk of noncompliance. If we fail to comply with these regulations we could face difficulties in preparing and filing timely and accurate financial reports.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act. Maintaining compliance with these rules and regulations, particularly after we cease to be an emerging growth company, will increase our legal, accounting and financial compliance costs, will make some activities more difficult, time-consuming and costly and may also place increased strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and at the time we cease to be an emerging growth company and a smaller reporting company, we will be required to provide attestation that we maintain effective disclosure controls and procedures by our registered public accounting firm. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal control also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that are required to include in our periodic reports filed with the SEC, under Section 404(a) of the Sarbanes-Oxley Act or the annual auditor attestation reports regarding effectiveness of our internal controls over financial reporting that we will be required to include in our periodic reports filed with the SEC upon our ceasing to be an emerging growth company and a smaller reporting company, unless, under the JOBS Act, we meet certain criteria that would require such reports to be included prior to then, under Section 404(b) of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of shares of our common stock.

In order to maintain the effectiveness of our disclosure controls and procedures and internal control over financial reporting going forward, we will need to expend significant resources and provide significant management oversight. There is a substantial effort involved in continuing to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs. We may experience difficulty in meeting these reporting requirements in a timely manner.

If we are unable to maintain key controls currently in place or that we implement in the future and pending such implementation, or if any difficulties are encountered in their implementation or improvement, (1) our management might not be able to certify, and our independent registered public accounting firm might not be able to report on, the adequacy of our internal control over financial reporting, which would cause us to fail to meet our reporting obligations, (2) misstatements in our financial statements may occur that may not be prevented or detected on a timely basis and (3) we may be deemed to have significant deficiencies or material weaknesses, any of which could adversely affect our business, financial condition and results of operations.

Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, our stock price could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we expect to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.

In addition, we are eligible to delay the adoption of new or revised accounting standards applicable to public companies until those standards apply to private companies, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company has adopted and will be adopting all standards as they have become effective for public companies.

We also take advantage of reduced disclosure requirements, including regarding executive compensation. If we remain an “emerging growth company” in the future, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act, and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act. We may remain an “emerging growth company” until (1) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following December 31, (2) our gross revenue exceeds $1 billion in any fiscal year, (3) we issue more than $1 billion in nonconvertible notes in any three-year period or (4) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement. If we sell common equity securities pursuant to the registration statement that we intend to file immediately following this offering that five-year period will commence upon such sale.

The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

Risks Relating to our Securities

If the Shares you are issued on conversion of the Notes are not registered for resale under the Securities Act, you will be limited as to your ability to resell your Shares under Rule 144.

Under Rule 144 as promulgated under the Securities Act, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements at all times and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at all times, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding; or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. As such, investors in this offering will be required to hold the Shares for a period of six months if a registration statement is not declared effective. Further, if we fail to file our reports under the Exchange Act, you will not be able to utilize Rule 144 for resales.

We may not be able to attract the attention of brokerage firms because we became a public company by means of a reverse acquisition.

Because we became public through a “reverse acquisition,” securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors have the authority to issue up to 10,000,000 shares of our preferred stock terms of which may be determined by the Board without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

You may experience dilution of your ownership interests because of the future issuance of additional common shares.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for ordinary shares, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Risks Related to this Offering

The terms of the Notes and the conversion price into the Common Stock has been determined by the Company.

The terms at which the Securities are being offered has been determined by us based on current sales, sales forecasts and standard corporate valuation estimation methods. There is no direct relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value.

An investment in the Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We have significant discretion over use of the net proceeds.

The gross proceeds to us from the sale of the Securities will be between $750,000 and $2,000,000. The Company shall use the proceeds from the sale of the Securities in this Offering for working capital purposes, operations and further development of its identity transaction platform, and shall not, directly or indirectly, use such proceeds for any distribution or dividend to any shareholder of the Company. The use of proceeds may change as management deems fit. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering will be offered by on a “Best Efforts” basis, and we may not raise the Maximum offering.

We are offering the shares with respect to the Offering on a “Best Efforts” basis. In a “Best Efforts” offering, there is no assurance that we will sell the maximum Offering. Accordingly, we may close upon amounts less than the maximum Offering which may not provide us with sufficient funds to fully implement our business plan.

EXHIBIT C

STERN MODIFICATION

[see attached]

EXHIBIT D

DECEMBER MODIFICATION

[see attached]

SCHEDULE E

SECURITY AGREEMENT

[see attached]

SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 2(b)

Account Name:	Ipsidy Inc.

Account #:	4830 4364 4231

ABA #:	026009593 (wire)

Bank:	Bank of America

Address:	PO Box 25118, Tampa, Florida 33622-5118

Schedule 3(b) Capitalization

Capitalization Table – January 31, 2020

Common Shares Outstanding	518,125,454

Stock Options	106,400,006

Warrants	47,453,227

Convertible Debt*	5,350,000

677,328,687

The weighted average exercise price of the stock options is approximately $0.20. The weighted average exercise price of the warrants is approximately $0.09.

*Does not include Shares which may arise on conversion of interest payable under the Stern Note which at the option of the holder may be converted to Shares of common stock at a conversion price under of $0.20 cents, in respect of all interest accrued through the date of repayment. Such conversion right does not apply to the principal amount prior to the Stern Modification, following which it will have the same conversion rights as the Notes. Nor does it include Shares which may arise on conversion of interest payable under the December 2019 Notes which at the option of the holders may be converted to Shares of common stock at a conversion price of $0.08 cents, in respect of all interest accrued through the date of repayment.

Schedule 3(f) Material Change

Company has disclosed to Purchaser that since September 30, 2019, it has continued to incur losses and suffered negative cash flow, such that at the date hereof the Company has little cash available. As a result the Company has and taken a number of steps to reduce its cash expenses including deferring the salaries of senior executives, it has terminated, furloughed, or reduced the working hours of a number of employees, terminated or reduced the services of third-party engineers and reduced other non-essential expenses and services. The Company will likely need to raise additional funding in order to continue operations through 2020.